Item 13. (b)

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Limited Duration Inflation Focused Bond Fund

In connection with the Report on Form N-CSR for the above named Issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: January 19, 2023	/s/ David Oestreicher
David Oestreicher
Principal Executive Officer

Date: January 19, 2023	/s/ Alan S. Dupski
Alan S. Dupski
Principal Financial Officer